UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RENTECH, INC.

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Rentech, Inc. issued the following press release on February 13, 2014:

FOR IMMEDIATE RELEASE

Rentech Comments on Announcement by Engaged Capital and Lone Star

LOS ANGELES, CA (February 13, 2014) – Rentech, Inc. (NASDAQ: RTK) today issued the following statement in response to a press release issued by Engaged Capital, LLC (Engaged) and Lone Star Value Management, LLC (Lone Star) on February 13, 2014.

Rentech is committed to having a highly qualified and experienced board. The Company’s Nominating and Corporate Governance Committee (the Committee) has commenced its annual process to evaluate nominees for Board seats, with the goal of selecting and nominating the most qualified candidates. The Committee is in the process of evaluating a number of candidates, including those identified by Engaged and Lone Star. Engaged and Lone Star have refused to participate in the Committee’s selection process. Following a number of discussions between the Company and Engaged, on January 8, 2014, the Board invited Glenn Welling of Engaged to a meeting with the Committee. Engaged declined this invitation.

To complete its nominating process, the Committee will present its recommendations to the full Board of Directors before the 2014 Annual Meeting of Stockholders, which has not yet been scheduled. The Board will then nominate candidates that it believes will best serve the interests of the Company and all of its shareholders. The Company will provide details of the Board’s recommended nominees in its proxy statement and other related materials, to be filed with the Securities and Exchange Commission, and mailed to all stockholders eligible to vote at the 2014 Annual Meeting of Stockholders.

Rentech has also communicated with Engaged and Lone Star regarding their request for an exemption under the Company’s Tax Benefit Preservation Plan, including that Rentech and its outside tax advisors are in the process of evaluating the request. This analysis has been complicated by recent changes in relevant regulations.

Rentech is always open to constructive input from shareholders and continues to actively communicate with its shareholders. Based on those active dialogues, the Company is executing its announced strategy to expand the fibre processing business and progress towards a potential IPO as a master limited partnership based on the fibre business in less than two years. The Company looks forward to communicating further with its shareholders over the coming months about its plan and outlook, and will provide more detailed updates when Rentech releases fourth quarter and full year 2013 financial results on March 11, 2014.

No action by Rentech shareholders is required at this time.

Credit Suisse is acting as financial advisor to Rentech, and Latham & Watkins LLP is acting as legal advisor.

About Rentech, Inc.

Rentech, Inc. (www.rentechinc.com) owns and operates wood fibre processing and nitrogen fertilizer manufacturing businesses. The wood fibre processing business consists of the provision of wood chipping services and the manufacture and sale of wood chips, through a wholly-owned subsidiary, Fulghum Fibres, Inc., and the development of wood pellet production facilities. Rentech’s nitrogen fertilizer business consists of the manufacture and sale of nitrogen fertilizer through its publicly-traded subsidiary, Rentech Nitrogen Partners, L.P. (NYSE: RNF). Rentech also owns the intellectual property including patents, pilot and demonstration data, and engineering designs for a number of clean energy technologies designed to produce certified synthetic fuels and renewable power when integrated with third-party technologies.

Safe Harbor Statement

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 about matters such as: the potential for substantial growth in our wood fibre business; the return profile of such growth opportunities; the possibility of a MLP IPO for that business in less than two years; and the impact of investments in our fertilizer business. These statements are based on management’s current expectations and actual results may differ materially as a result of various risks and uncertainties. Other factors that could cause actual results to differ from those reflected in the forward-looking statements are set forth in the Company’s prior press releases and periodic public filings with the Securities and Exchange Commission (“SEC”), which are available via Rentech’s website at www.rentechinc.com. The forward-looking statements in this press release are made as of the date of this press release and Rentech does not undertake to revise or update these forward-looking statements, except to the extent that it is required to do so under applicable law.

Additional Information and Where You Can Find It

Rentech, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with its annual meeting of shareholders to be held in 2014 (the “2014 Annual Meeting”). Rentech plans to file a proxy statement and white proxy card with the SEC in connection with the solicitation of proxies for the 2014 Annual Meeting (the “2014 Proxy Statement”). Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2014 Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Meeting. This information can also be found in Rentech’s definitive proxy statement for its annual meeting of shareholders held in 2013, filed with the SEC on April 30, 2013 (the “2013 Proxy Statement”). To the extent holdings of Rentech’s common stock have changed since the amounts printed in the 2013 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SHAREHOLDERS ARE URGED TO READ THE 2014 PROXY STATEMENT AND WHITE PROXY CARD (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2013 PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT RENTECH HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the 2014 Proxy Statement (when available), 2013 Proxy Statement and any other documents filed or to be filed by Rentech with the SEC in connection with the 2013 Meeting at the SEC’s website (http://www.sec.gov).

Source: Rentech, Inc.

Investors:

Julie Dawoodjee Cafarella

Vice President of Investor Relations and Communications

310-571-9800

ir@rentk.com

Mark Harnett

MacKenzie Partners, Inc.

1-800-322-2885

1-212-929-5500 (collect)

Media:

John Christiansen/Megan Bouchier

Sard Verbinnen & Co

415-618-8750